                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") made on December___, 2001, is between LANTRONIX, a California corporation ("Employer"), located at 15353 Barranca Parkway, Irvine, California 92616 and STEVE COTTON, an individual ("Employee") residing at _____________________________________________________
by virtue of the following facts, events, circumstances and desires:

                                    RECITALS

     A. WHEREAS, Employee desires to continue to work for Employer and receive compensation and Employer desires to continue to employ Employee;

     B. WHEREAS, Employer is engaged in the business of developing network attached technology;

     C. WHEREAS, Employee, in the course of employment, will obtain or develop confidential information and trade secrets;

     D. WHEREAS, Employee recognizes and acknowledges that Employer must maintain and preserve all such confidential information and trade secrets for the protection of its business, competitive position and goodwill; and,

     E. WHEREAS, Employer desires assurance that Employee will maintain and preserve Employer's confidential information and trade secrets both during and after employment and Employee is willing to provide same.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement and in consideration of Employee's employment and continued employment by Employer, it is agreed as follows:

                                    AGREEMENT

1. TERM. Subject to this Agreement's terms and conditions, Employer agrees to employ Employee. The employment term shall commence on the date first written above. The Employer shall employ the Employee until such time as either or both parties choose to discontinue the employment. The employment relationship shall be that of an Employee at-will.

2. DUTIES. While employed by Employer, Employee shall devote his entire working time, skill and attention exclusively to the interests and business of Employer, shall perform such duties as may be assigned to him from time to time by Employer, shall comply to the best of his ability with all policies and directives issued by the Employer's Board of Directors, and shall in all respects do his utmost to further enhance and develop the best interests and welfare of the Employer. Employee's specific title, responsibility, authority and reporting shall be as detailed on Exhibit "1" attached hereto and incorporated herein.

3.    COMPENSATION

      3.1 Base Salary. The Employer shall pay to Employee as base compensation
          -----------
the total sum of Two Hundred Sixty-Two Thousand Five Dollars ($262,500) per year, payable at those intervals as the Employer shall pay other Executives. Said Base Salary shall be subject to annual review by the Employer's Board of Directors.

          3.2 Target Bonus. In addition to said Base Salary, Employee shall also
              ------------
receive a bonus of up to 50% of Employee's Base Salary via standard management metrics ("Target Bonus"). The Target Bonus shall be calculated in accordance with the Lantronix MBO Incentive Program, revision 0.2x, attached hereto and incorporated herein as Exhibit "2." Bonus can be equal to 200% of Target Bonus, if appropriate metrics are obtained. Said bonus amount shall be paid quarterly.

          3.3 Insurance Coverage. Employer shall make available to Employee and
              ------------------
his dependents whatever coverage Employee shall elect under Employer's standard corporate medical, dental, life and disability insurance programs as each such respective benefit is made available to any other Executive employee of Employer at a comparable level within the organization.

          3.4 Expenses. Employer shall reimburse Employee for all reasonable
              --------
entertainment, promotion or other expenses advanced by him in the scope of his employment in connection with the business of Employer on behalf of Employer. Each such expenditure shall be reimbursed only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Employer. In addition, each such expenditure shall be reimbursable only if Employee furnishes to Employer adequate records and other documentary evidence required by federal and state statutes for the substantiation of each such expenditure as an income tax deduction.

         3.5  Signing Bonus. In addition to Base Salary, Employee shall also
              -------------
receive a signing bonus in an amount equal to $144,722 and earned, due and payable January 2, 2002.

         3.6  Car  Allowance.  Employee shall receive a car allowance of $1,000
              --------------
per month in addition to the expense reimbursements in section 3.4.

         3.7  Other Incentives. Employee shall be entitled to participate in any
              ----------------
other employee incentive programs offered by Employer, including but not limited to such programs as a section 401(k) plan.

         3.8  Vacation. Employee will be entitled to accrue twenty (20) vacation
              --------
days each year in accordance with Employer's vacation policy.

         3.9  Stock Options. Employer shall grant Employee substantially
              -------------
concurrent with the execution of this Agreement stock options as indicated in the subparagraphs below:

              3.9.1 250,000 Non-Qualified Stock Options to vest according to the following schedule:

                   i.   45,000 options to vest on January 1, 2002.

                   ii. 135,000 options to vest ratably monthly over a period of 36 months commencing February 1, 2002.

                   iii. 17,500 options to vest on July 1, 2002

                   iv. 52,500 options to vest ratably over a period of 36 months commencing August 1, 2002. The options shall be priced based on fair market at date of grant.

                   v. Employee shall have the right to exercise vested options for a period of ten years from the date of grant.

                   vi. Employer agrees to lend Employee an amount equal to the option exercise price and any tax liability associated with exercise of all options listed above on a full recourse with a pledge of the shares and on such other terms as are set forth on Exhibit 3C attached hereto and incorporated herein by reference. Proceeds from the market sale of any pledged shares shall be allocated to repayment of such loan proratably based on the number of shares sold to total number of shares pledged.

                        3.9.2 The Non-Statutory Stock Option Agreement, Note and Pledge Agreement are attached hereto and incorporated herewith as Exhibits "3A, 3B and 3C."

                   3.10 Provisions. The foregoing compensation provisions shall
                        ----------
remain in effect until June 30, 2003, unless Employee is terminated earlier as provided in section 4.

         TERMINATION. The Employer shall have the right to terminate employment of Employee at any time, with or without cause. Employee shall have the advantage of certain severance benefits on termination provided in that certain Severance Agreement executed substantially concurrent with this Agreement attached hereto and incorporated herein as Exhibit "4."

         CONFIDENTIAL INFORMATION

                   5.1  Definition. "Confidential Information" means information
                        ----------
that is proprietary to the Employer or proprietary to others and entrusted to the Employer, whether or not trade secrets. Confidential Information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past, current or anticipated products. Confidential Information also includes, without limitation, Employer information concerning (a) price lists, (b) costs of production, and (c) raw material costs, (d) selling costs, (e) delivery costs, (f) information concerning new or proposed new products, including the nature and design of such products and the plans for marketing such products, (g) international procedures and policies, (h) customer lists, account names, contacts, addresses, buying habits and sales activity; (i) names and addresses of suppliers and vendors, (j) tax and financial information, (k) reserves, (l) intellectual property owned or leased by the company, (m) banking relationships and arrangements, (n) Employees, (o) management personnel and policies, (p) quotation names, addresses, contacts and quote workups, (q) all mailing lists, (r) company product training materials and courses, and (s) company computer programs and printouts.

                   5.2  Prohibitions Against Use. During or subsequent to the
                        ------------------------
termination of Employee's employment, whether termination is voluntary or involuntary, Employee will not use or disclose, other than in connection with employment with the company, any Confidential Information to any person not employed by the company or not authorized by the company to receive such

Confidential Information without the prior written consent of the company. Employee will use reasonable and prudent care to safeguard an protect and prevent the unauthorized use and disclosure of Confidential Information. The obligations contained in this paragraph will survive for as long as the company, in its sole judgment, considers the information to be Confidential Information.

         PROTECTIVE COVENANT. It is specifically agreed that for a period of two years after cessation of employment (the "Protective Period"), Employee shall not in any manner contact, solicit or cause to be solicited any of Employer's customers, suppliers or clients or former or prospective customers or suppliers for any purpose whatsoever, without the written consent of Employer. Employee further agrees that during the Protective Period he will not directly or indirectly, solicit any Employee of Employer to leave his employment with Employer, unless expressly authorized or instructed to do so in writing by Employer.

         RETURN OF PROPERTY. All documents, drawings, lists, records or other tangible or intangible thing relating to the business of Employer that Employee originates or comes into the Employee's possession in any way during the employment period shall remain the sole property of Employer. Any copies, abstracts or summaries of such items are likewise the sole property of Employer. Employee shall not make copies or prepare abstracts or summaries of such items except for the sole use and account of Employer and with the consent and instruction of Employer's management. Upon termination of employment of Employee, he or she shall immediately return to Employer all such items in his or her possession, as well as all of Employer's property he or she has received for assistance in performing work duties, including but not limited to those items outlined above, as well as any of Employer's equipment or supplies. Employee shall be liable for damages to Employer for any such property not so returned.

         ARBITRATION. If any dispute hereafter arises between the parties hereto and/or their agents or employees relating to the terms and provisions of this Agreement or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination or harassment (including but not limited to race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violations of any federal state or other governmental law, statute, regulation or ordinance (except for claims involving worker's compensation benefits), then either party may initiate arbitration proceedings in accordance with the Employment Rules of JAMS ENDispute, as the exclusive remedy for such dispute and in lieu of any court action, which is hereby consent to such arbitration, and any arbitration award shall be final and binding. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than legal counsel, accountants and financial advisors, or as required by law. All fees relating to the arbitration, exclusive of Employee's attorney's fees, shall be borne by Employer.

     ATTORNEY'S FEES. in the event of any arbitration arising out of the subject matter hereof, the prevailing party shall be entitled to recover from the non-prevailing party its fees, costs and expenses (including reasonable attorney's fees) incurred in such arbitration.

     REMEDY. Employee acknowledges and agrees that the confidential information, trade secrets and special knowledge acquired by him during his employment with Employer is valuable and unique, and that breach by him of the provisions of this Agreement will cause Employer irreparable injury and damage. It cannot be reasonably or adequately compensated by money damages. Employee, therefore, expressly agrees that Employer shall be entitled to injunctive or other equitable relief in order to prevent a breach of this Agreement or any part thereof, in addition to such other remedies legally available to Employer and notwithstanding the provisions of paragraph 8 above. Employee expressly waives the claim or defense that Employer has an adequate remedy at law.

     APPLICABLE LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California.

     SEVERABILITY. In the event that any portion of this Agreement shall be deemed unenforceable or void, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

     ENTIRE AGREEMENT. It is agreed that the provisions of this Agreement contain the entire agreement on the subject covered between the parties, and cannot be modified orally, and can only be modified by written agreement signed by Employee and Employer. This Agreement shall be binding upon the parties and their respective heirs, administrators and assigns.

     VOLUNTARY AGREEMENT. Employee acknowledges he understands that he will have access to Confidential Information and customer accounts while employed by Employer. Employee further acknowledges that he understands the nature of the burdens imposed by the restrictive covenants contained in this Agreement. Employee acknowledges and represents that such covenants are reasonable and proper in scope and effect. Employee acknowledges that Lantronix has provided him adequate consideration for his agreements herein.

     ADVICE OF COUNSEL. Employee acknowledges he has had the opportunity and has consulted with independent counsel with respect to Employee's rights and obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date identified at the beginning of this Agreement.

                                            "Employee"


                                            ____________________________________
                                            Steve Cotton

                                            "Employer"

                                            Lantronix

                                            By:______________________________

                                            Its:_____________________________


Approved as to Form and Content:

______________________________
Susan Roos
Attorney for Steve Cotton

______________________________
Marla Merhab Robinson
Attorney for Lantronix

                                   EXHIBIT "1"

TITLE:               Chief Financial Officer and Chief Operating Officer

RESPONSIBILITIES:    The responsibilities of the Chief Financial Officer are as follows:

                     . Manage the entire range of financial activity for the Company, including both the treasury and accounting functions

                     . Formulate and recommend policies on banking, receipt and disbursement of funds, and fiscal and accounting matters;

                     . Develop procedures for standard accounting, analysis and reporting and overall financial controls

AUTHORITY:           The Chief Financial Officer is empowered, regarding the
                     financial and accounting activities, to make all decisions, create all policies and authorize all engagements that, upon the Chief Executive Officer's request, he can demonstrate to be consistent with a reasonable interpretation of the Company's objectives.

REPORTING:           The Chief Financial officer reports to the President and
                     Chief Executive Officer of the Company.

RESPONSIBILITIES:    The responsibilities of the Chief Operating Officer are as follows:

                     [to be inserted]

                                   EXHIBIT "2"

                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM
                    ----------------------------------------

The purpose of the Executive Incentive Compensation Plan is to enhance and reinforce the goals of Lantronix (the "Company") for profitable growth and continuance of a sound overall condition by providing selected employees with additional financial rewards for attainment of such growth and stable financial an operating condition. Final approval of the payment of any awards made under the Plan is subject to the discretion of the Board of Directors.

The Plan will take into account two major categories in determining incentive compensation:

 .        Corporate Financial Goals
         -------------------------
 .        Individual Objectives
         ---------------------

The following is a matrix of the mix of annual incentive elements for selected management levels:

---------------------------------------------------------------------------
    LEVEL              FINANCIAL         MBO'S        % OF TOTAL COMP.
---------------------------------------------------------------------------
Vice-President           60%              40%              23.1%
---------------------------------------------------------------------------

The details of the MBO portion of the compensation plan are contained in the LANTRONIX MBO INCENTIVE PROGRAM, Revision 0.2x, attached as Exhibit 2.
-------------------------------

                                   EXHIBIT "2"

                         LANTRONIX MBO INCENTIVE PROGRAM
                         -------------------------------

Author:    Fred Thiel

Date:      October 1, 1999

Revision:  0.2x

                                [to be attached]

                                  EXHIBIT "3A"

                    Lantronix Non-Statutory Stock Option Plan

                                [To be Attached]

                                  EXHIBIT "3B"

                                      Note
                                [to be attached]

                                  EXHIBIT "3C"

                                Pledge Agreement

                                [to be attached]

                                   EXHIBIT "4"

                               SEVERANCE AGREEMENT

         This Severance Agreement ("Agreement") is made and entered into by LANTRONIX, a California corporation ("Company") and STEVE COTTON ("Employee").

                                    RECITALS

         WHEREAS, Employee is employed as Chief Financial Officer and Chief Operating Officer of the Company; and,

         WHEREAS, the Company desires to provide certain benefits to Employee as described herein as an incentive for Employee to continue to serve as an officer of the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and covenants set forth in this Agreement and for other valuable consideration, the parties agree as follows:

1.         Termination or Resignation following a Change in Control. If a
           --------------------------------------------------------
"Change in Control" (as hereinafter defined) of the Company occurs after the date hereof and after such Change in Control either (i) the Company terminates Employee without "Cause" (as hereinafter defined) on or before the two year anniversary of the date of the Change in Control or, (ii) Employee resigns with "Good Reason" (as hereinafter defined) on or before the two year anniversary of the date of the Change in Control, then as a severance benefit and in lieu of all other compensation or damages (except as set forth in section 4 hereof) the Company shall:

a. Continue to pay Employee his current Base Salary as in effect on the date of such termination or resignation through the end of the month in which the applicable termination or resignation occurred and continuing for a period of twenty-four months, payable monthly in accordance with Employer's then payroll practice.

b. Pay Employee to Employee's Target Bonus. Such amount shall be calculated based on the two full months prior to cessation of employment compared to the MBO Incentive Plan projected forward for a period of twenty-four months. Said amount shall be paid quarterly.

c. Continue to provide Employee, at Company's expense, all medical, disability and life insurance benefits provided to him immediately prior to the date of such termination or resignation (or at the option of Employee, immediately prior to the date of the Change in Control) for a period of twenty-four months following the date of such termination or resignation, or, if any of such benefits cannot be provided to Employee for such twenty-four month period under the Company's policies as then in effect or under applicable law, then the Company shall pay Employee an amount equal to the monthly premiums paid on behalf of Employee for such benefits at the time of such termination or resignation for a period beginning on the date the Employee's participation in such benefits is prohibited and ending on the date that is twenty-four months following the date of such termination or resignation, payable in monthly installments within five days after the end of each month.

d. Accelerate the vesting of all unvested stock options granted to Employee under the Company's stock option or other benefit plan; and,

e. Reimburse Employee for third party out placement services actually incurred by Employee in an amount not to exceed $10,000 provided such expenses are accounted for by Employee in accordance with the policies and procedures of the Company.

f. In the event of the imposition of an excise tax on Employee, Employer agrees to gross-up the above compensation to cover such tax liability.

2.       Termination For Reasons Not associated with a "Change in Control." If
         ------------------------------------------------------------------
the Company terminates Employee without "Cause," or for reasons not associated with a "Change on Control," or Employee resigns with "Good Reason" (as hereinafter defined) then as a severance benefit and in lieu of all other compensation or damages (except as set forth in section 4 hereof) the Company shall:

a. Continue to pay employee his current Base Salary as in effect on the date of such termination or resignation through the end of the month in which the applicable termination or resignation occurred and continuing for a period of twelve months, payable monthly in accordance with Employer's then payroll practice.

b. Pay Employee to Employee's Target Bonus. Such amount shall be calculated based on the two full months prior to cessation of employment compared to the MBO Incentive Plan projected forward for a period of twenty-four months. Said amount shall be paid quarterly.

c. Continue to provide Employee, at Company's expense, all medical, disability and life insurance benefits provided to him immediately prior to the date of such termination or resignation (or at the option of Employee, immediately prior to the date of the Change in Control) for a period of twelve months following the date of such termination or resignation, or, if any of such benefits cannot be provided to Employee for such twelve month period under the Company's policies as then in effect or under applicable law, then the Company shall pay Employee an amount equal to the monthly premiums paid on behalf of Employee for such benefits at the time of such termination or resignation for a period beginning on the date the Employee's participation in such benefits is prohibited and ending on the date that is twelve months following the date of such termination or resignation, payable in monthly installments within five days after the end of each month; and

d. Accelerate the vesting of all unvested stock options granted to Employee under the Company's stock option and other benefit plan.

e. Reimburse Employee for third party out placement services actually incurred by Employee in an amount not to exceed $10,000, provided such expenses are accounted for by Employee in accordance with the policies and procedures of the Company.

3.       Definitions
         -----------

a.            Change in Control. For purposes of this Agreement, the term"
              -----------------
Change in Control" shall be deemed to have occurred if (i) any transaction (or series of transactions) is consummated whereby all, or substantially all, of the assets of the Company are sold, leased, exchanged or transferred, (ii) any person or entity, or group or affiliated persons or entities (other than any person who on the date of this Agreement is a director or officer of the Company, or their heirs, family members or trusts) becomes, directly or indirectly, the owner of securities of the Company which represent 50% or more of the combined voting power or equity of the Company's then outstanding securities, (iii) any transaction is consummated whereby the Company merges or consolidates with or into another entity and the owners of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, 50% or more of the combined voting power and equity of the surviving entity, or

(iv) the shareholders of the Company approve the dissolution or liquidation of the Company.

b.               Termination Without Cause. The Company, in its sole discretion,
                 -------------------------
may terminate Employee's employment at any time, with or without Cause. For purposes of this Agreement, the Company shall be deemed to have terminated Employee's employment without "Cause" if Employee's employment is terminated for other than just and reasonable cause including, without limitation, the following: (i) Employee commits a felony or possesses, uses or sells illegal drugs; (ii) Employee significantly neglects or materially inadequately performs his duties as an employee of the Company; (iii) Employee breaches a fiduciary duty to the Company, or its shareholders, involving personal profit to Employee;
(iv) Employee is deceased; or (v) Employee is disabled. Notwithstanding the foregoing, Employee shall be deemed to have been terminated without Cause (except in the case of death) unless the Company delivers to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors finding that, in the opinion of the Board, Employee engaged in the applicable conduct set forth in subjection (i), (ii) or (iii) above or Employee is disabled. For purposes of this Agreement, Employee shall be considered disabled if he has been physically or mentally incapable of performing his essential job duties hereunder for (i) a continuous period of at least ninety days, or (ii) a total of one hundred twenty
(120) days during any one hundred and fifty (150) day period.

c.               Resignation With Good Reason. Employee may resign at any time,
                 ----------------------------
with or without Good Reason. For purposes of this Agreement, Employee shall be deemed to have resigned with "Good Reason" following a Change in Control if he resigns within ninety days after the Company has taken any of the following actions without Employee's express written consent: (i) The Company "Substantially Lessens Employee's Title" (as defined on Exhibit 4A attached hereto); (ii) The Company has substantially reduced Employee's Senior Authority (as defined on Exhibit 4A attached hereto); (iii) The Company assigns material duties to Employee which are materially inconsistent with Employee's status as an officer of the Company; (iv) the Company reduces Employee's base salary or benefits from that in effect at the time of the Change in Control (unless such reduction is in connection with a salary or benefit reduction program of general application to officers of the Company); (v) The Company requires Employee to be based more than fifty (50) miles from his present office location, except for required travel consistent with Employee's business travel obligations; or (vi) the Company fails to obtain the assumption of this Agreement by any successor or assign of the Company.

4.               The Company's Obligations Under This Agreement. Employee shall
                 ----------------------------------------------
not be entitled to any of the benefits of sections 1 and 2 if the Company terminated Employee's employment with Cause or if Employee resigns under circumstances other than as specifically set forth in sections 1 and 2. The Benefits set forth in sections 1 and 2 constitute the sole obligations of the Company to Employee upon any termination or resignation and are in lieu of any damages or other compensation that Employee may claim under other Company policies or otherwise except for Employee's salary which has been earned up the date of termination or resignation, compensation for any accrued and unused vacation up to the date of termination or resignation, reimbursement for business expenses incurred up to the date of termination or resignation (in accordance with the customary policies of the Company), and any benefits that the Company is required to provide to Employee after the date of termination or resignation under COBRA or pursuant to any ERISA plans of the Company. The benefits on termination or resignation provided in this Agreement are in substitution for any severance or termination benefits otherwise available under Company policies of general application. The benefits on termination or resignation provided in this Agreement shall not be reduced by any compensation or benefits received by Employee from any subsequent employer or any other third party.

5.               Withholding of Taxes; Tax Reporting. The Company may withhold
                 -----------------------------------
from any amounts payable under this Agreement all such federal, state, city and other taxes and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its judgment be required by laws.

       6.        Payment-Timing. The Company will not be obligated to make any
                 --------------
payment to Employee hereunder until such time as the Company has received a signed release from Employee in the form of Exhibit "B" attached hereto and incorporated herein by reference.

       7.        Assignment.  This  Agreement may not be assigned by Employee.
                 ----------
The Company shall be entitled to assign this Agreement to any successor-in-interest to its business. The Company will obtain an assumption of this Agreement by any successor or assign to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by acquisition, merger, consolidation or otherwise), but the failure to obtain such assumption shall not prevent or delay such acquisition, merger, consolidation or other transaction or relieve the Company of its obligations under the Agreement. This Agreement shall bind and inure to the benefit of the Company's successors and assigns, as well as Employee's heirs, executors, administrators and legal representatives.

         8.      Notices. Any notice, request, demand or other communication
                 -------
required or permitted hereunder shall be deemed to be properly given when personally served or three (3) days after deposit in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed to the Company at its principal office or to Employee at his last known address.

         9.      Entire Agreement. This Agreement, together with the documents
                 ----------------
referenced herein, contain the entire agreement of the parties hereto with respect to the subject matter hereof, it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement but only by an agreement in writing signed by the Company and Employee.

         10.     Attorney's  Fees. In the event of any arbitration  arising out
                 ----------------
The Company shall be entitled to assign this Agreement to be entitled to recover from the non-prevailing party, its costs and expenses, (including reasonable attorney's fees) incurred in such arbitration.

         11.     Arbitration. If any dispute hereafter arises between the
                 -----------
parties hereto and/or their agents or employees relating to the terms and provisions of this Agreement or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination or harassment (including but not limited to race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violations of any federal state or other governmental law, statute, regulation or ordinance (except for claims involving worker's compensation benefits), then either party may initiate arbitration proceedings in accordance with the Employment Rules of JAMS ENDispute, as the exclusive remedy for such dispute and in lieu of any court action, which is hereby consent to such arbitration, and any arbitration award shall be final and binding. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than legal counsel, accountants and financial advisors, or as required by law.

         12.     Advice of Counsel.  Employee acknowledges he has had the
                 -----------------
opportunity and has consulted with independent counsel with respect to Employee's rights and obligations hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date identified at the beginning of the Employment Agreement.

                                                "Employee"

                                                --------------------------------
                                                Steve Cotton

"Company"

Lantronix

By:  ______________________________

Its: ______________________________



Approved as to Form and Content:

________________________________
Susan Roos
Attorney for Steve Cotton

________________________________
Marla Merhab Robinson
Attorney for Lantronix

                                  EXHIBIT "4A"

                                 (Steve Cotton)

         "Substantially Lessens Employee's Title" shall mean that the Employee does not have the title of Chief Financial Officer and Chief Operating Officer, or some equal or higher title.

         The Company will be deemed to have Substantially Reduced Employee's Senior Authority if Employee no longer has authority for the entire range of financial activity of the Company on a day-to-day basis.

                                   EXHIBIT "B"

         Release. In consideration of the payments to be made under that certain
         -------
Severance Agreement dated December ___ 2001, Employee, for Employee, and Employee's heirs, legal representatives, successors and assigns, hereby releases, acquits and forever discharges Employer and all of Employer's affiliate and subsidiary corporations, and their present and former, principals, officers, agents, associates, representatives, directors, employees, predecessors, successors and assigns and all persons acting by, through, under or in concert with them, or any of them, jointly and individually, of and from any and all claims, demands, causes of action, obligations, damages and liabilities, whether known or unknown, which Employee has or may hereafter obtain or accrue on account of Employee's employment, the termination of employment and/or any fact, matter, incident, claim, injury, event, circumstance, happening, occurrence and/or thing of any kind or nature whatsoever which arose or occurred at any time prior to the date of Employee`s execution of this Agreement, including but not limited to emotional distress; any and all claims for wrongful discharge; breach of any implied or expressed employment contract; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination based upon age, race, sex, marital status, religion, national origin, medical condition, disability, handicap or otherwise; breach of any implied covenant of good faith and fair dealing; violation of any section of the Labor Code of the State of California, the
                                -------------------------------------
California Fair Employment and Housing Act ("FEHA"), Title VII of the Civil
------------------------------------------   ----    ----------------------
Rights Act of 1964 ("Title VII"), the Age Discrimination in Employment Act of
------------------   ---------        ---------------------------------------
1967, as amended ("ADEA"), the Americans With Disabilities Act (ADA), or any
----------------   ----        -------------------------------  ---
other federal, state or local law(s) or regulation(s); unpaid wages, salary, bonuses, commissions or other compensation of any sort; damages of any nature, including compensatory, general, special or punitive; and/or costs, fees or other expenses, including attorney's fees, incurred in any of these matters.

         Employee understands and expressly waives any and all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Employee understands and acknowledges that the significance and consequence of the foregoing waiver of Section 1542 of the Civil Code is that even if Employee should eventually suffer additional damages arising out of his employment with Employer, he will not be permitted to make any claim for those damages. Furthermore, Employee acknowledges that Employee intends these consequences even as to claims for injury or damages that may exist as of the date of the Agreement but which Employee does not know exists, and which, if known, would materially affect Employee's decision to execute the Agreement, regardless of whether Employee's lack of knowledge is a result of ignorance, oversight, error, negligence, or any other Employee cause.

                                           "Employee"


________________________________________________
Dated: December __, 2001                   Steve Cotton